Exhibit 10(s)

05/06/03

THIRD AMENDMENT

OF

TCF DIRECTORS DEFERRED COMPENSATION TRUST

THIS AGREEMENT is made this 30th day of June, 2003 by and between TCF Financial Corporation, a Delaware corporation, (the “Company”) and The First National Bank in Sioux Falls (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Trustee have heretofore entered into a trust agreement, dated as of October 1, 2000, (the “Agreement”) creating the TCF Directors Deferred Compensation Trust, which Agreement, as amended, is now in full force and effect;

WHEREAS, the Company has reserved the power to amend the Agreement pursuant to Section 12(a) thereof; and

WHEREAS, the Company and the Trustee wish to amend the Agreement in certain respects;

NOW, THEREFORE, the parties agree that the Agreement is hereby amended as follows:

1.             FUNDING OBLIGATION.  Effective January 1, 2003, Section 1(e) of the Agreement is amended to read in full as follows:

(e)           From time to time the Company shall make contributions of cash, the Company’s common stock, and such other property as may be acceptable to the Trustee.

(1)           Each contribution shall be accompanied by either (A) a statement designating the Plan participant on behalf of whom such contribution is being made and, if more than one account has been established for such participant, the account to which such contribution will be credited, or (B) a statement that the contribution is not designated for any participant’s account, but instead is to be applied to the payment of future Trust expenses.

(2)           The amounts contributed with respect to each Plan participant shall be such amounts as are necessary to keep the accounts for such Plan participant sufficient at all times to pay in full all benefits payable with respect to such Plan participant.

(3)           In addition, within ten (10) business days following the occurrence of a Change in Control, the Company shall contribute an amount equal to 300% of the aggregate expenses incurred by the Company and the Trustee in administering the Plan and the Trust during the last full calendar year immediately preceding the occurrence of the Change in Control.  This contribution will not be designated for any participant’s account, but will instead be applied to the payment of future trust expenses.  If the aggregate expenses that were incurred by the Company and the Trustee in administering the Plan and the Trust during the last full calendar year immediately preceding the occurrence of the Change in Control cannot be determined with reasonable certainty prior to the date on which this contribution is due, the amount of the contribution shall be $150,000.

The Trustee shall be under no obligation to collect any such contributions, and all responsibility for determining the amount, timing, and types of contributions made to the Trustee shall be upon the Company or its designees.

2.             PAYMENT OF BENEFITS.  Effective January 1, 2003, Section 2 of the Agreement is amended to read in full as follows:

Section 2.               Payments to Plan Participants and their Beneficiaries.

(a)           The committee appointed to administer the Plan (the “Committee”) shall provide the Trustee with complete instructions regarding the form and time of payment of each account maintained under this Agreement for each Plan participant as soon as administratively feasible after a contribution is first credited to that account.  If a participant’s payment instructions with respect to an account change, the Committee shall provide the Trustee with revised instructions as soon as administratively feasible after any such change.  Any such revised instructions that are not immediately effective shall indicate the date on which they become effective.

(b)           If payment of a participant’s account has not already commenced and the Trustee (1) has actual knowledge of the occurrence of an event that requires payment of the account to commence (a “payment event”), (2) is notified by the Committee that a payment event has occurred, (3) determines (in the absence of actual knowledge and any notice from the Committee) that a Change in Control has occurred as defined in Section 5.g. of the Plan, or (4) in the case of a participant’s termination of service as a director, is notified in writing by the participant that the participant’s termination of service has occurred, the Trustee shall commence payment of the participant’s account in accordance with the most recent applicable payment instruction unless payment must be suspended due to the Company’s Insolvency as otherwise provided in this Agreement.  The Trustee shall make a determination with respect to whether a Change in Control has occurred if the Trustee receives notice that a Change in Control may have occurred from any source other than the Committee.  Promptly after receiving such notice of a possible Change in Control, the Trustee shall request from the Committee all information relevant to the Trustee’s determination.  If the Committee fails to provide information sufficient to demonstrate the absence of a Change in Control within 30 days after the Trustee’s request, and the other information received by the Trustee indicates that a Change in Control has occurred, the Trustee shall commence payment of accounts (that are not payable earlier) in the manner required upon the occurrence of a Change in Control.

(c)           Payments made by the Trustee from an account established for a participant shall be debited against such account and shall cease when the balance credited to the account has been reduced to zero or if earlier, when the Trustee determines, based upon its review of the records of the Plan, that payment of any additional amounts from the participant’s account will result in the payment of benefits in excess of those required under the Plan.  The Trustee shall have no obligation to perform such a review and consider such a determination until after (!) the Committee notifies the Trustee and the participant (or, if the participant has died, the participant’s beneficiary) of the potential excess payment, (2) the Trustee has been provided with all Plan records that may be reasonably required by the Trustee to make its determination, and (3) the participant (or beneficiary) has had a reasonable time (not less than 30 days) to respond.  Pending its determination, the Trustee shall continue payment of the affected account(s) in accordance with the applicable payment instructions.

(d)           The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to payments from the Trust Fund, and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

(e)           Distributions pursuant to this Section 2 shall be deemed to have been sufficiently made if they are sent by first class mail to the participant or beneficiary at the address last provided to the Trustee by the Committee, the participant or the beneficiary.  If any such distribution is returned to the Trustee unclaimed, the Trustee shall notify the Committee and shall not make any further distributions to such payee until a current address for such payee is determined.  If the payee cannot be located within twelve months after the Trustee’s notice to the Committee is given, the Trustee shall solicit payment directions from the Committee.

(f)            The Trustee shall be held harmless and shall not be liable for its acts with respect to distributions from the Trust Fund if it has acted in good faith in accordance with the most recent payment instructions provided by the Committee and the provisions of this Section 2.

3.             BORROWING.  Effective January 1, 2003, Section 5(b) of the Agreement is amended to read in full as follows.

(b)           At the direction of the Committee, to borrow money from any person and to pledge assets of the Trust Fund as security for repayment of any such loan.

4.             INDEMNIFICATION.  Effective January 1, 2003, a new paragraph (g) is added to Section 8 of the Agreement to read in full as follows:

(g)           The Trustee shall be held harmless and shall be fully indemnified by the Company, its successors and assigns from any liability, including reasonable legal and professional services expenses, for any actions directed pursuant to this Agreement by the Company, the Committee, or any Plan participant or beneficiary.

5.             PAYMENT OF EXPENSES.  Effective January 1, 2003, Section 9 of the Agreement is amended to read in full as follows:

Section 9.  Compensation and Expenses of Trustee.  The Company shall pay: (a) all broker fees and other expenses incurred in connection with the sale or purchase of investments; (b) all personal property taxes, income taxes, and other taxes of any kind at any time levied and assessed under any present or future law upon, or with respect to, the Trust Fund or any property included in the Trust Fund (other than income tax amounts that are reasonably required to be withheld from payments by the Trust to participants and beneficiaries); and (c) the Trustee’s own compensation and all other reasonable expenses of administering the Plan and Trust; provided, however, that payment of legal and/or professional fees reasonably incurred by the Trustee and/or the Trust in making determinations regarding Insolvency pursuant to Section 3 of this Agreement shall be made only if the Company is notified in advance of the Trustee’s retention of legal counsel and the Company consents to such retention, which consent shall not be unreasonably withheld.  Amounts due and payable to the Trustee that remain unpaid more than thirty days after the Trustee gives the Company notice of such amounts shall incur interest at the highest rate of interest assessable by the Trustee for overdue payments of any kind from any other customer.  In the event the Trustee files suit to collect amounts due and unpaid under this Section 9, the Company shall reimburse the Trustee for the full amount of the Trustee’s reasonable costs and attorneys’ fees incurred in connection with the initiation, maintenance and resolution of such suit.  In any dispute regarding amounts payable to the Trustee by the Company pursuant to this Section 9, the Company shall have no right to any reduction in the amounts payable to the Trustee based on the Trustee’s performance of its duties under the Agreement (or any alleged failure to perform those duties), unless the Trustee’s actions are shown by the Company to have been arbitrary and capricious.  Trust assets that are attributable to contributions designated for the payment of plan expenses may be used to pay the amounts payable pursuant to this Section 9.  None of the amounts payable pursuant to this Section 9 shall be payable from Trust assets that have been designated for a participant’s account unless and until the Trustee has exhausted all of its other legal and equitable remedies.  In the event all such remedies are exhausted, expenses shall be charged to the Trust Fund without allocation among the accounts established for participants, unless an expense is directly attributable to one or more accounts, in which case such expense shall be charged directly to such accounts.  The Trustee may dispose of Trust investments, if necessary, to provide cash assets for the payment of expenses.  The Trustee shall not delay or withhold payment to any participant or beneficiary on account of any dispute regarding payments due under this Section 9.

6.             APPOINTMENT AND REMOVAL OF TRUSTEES.  Effective January 1, 2003, Section 10 of the Agreement shall be amended to read in full as follows:

Section 10.  Resignation and Removal of Trustee.

(a)           The Trustee acting hereunder shall be one or more qualified corporations appointed by the Company to serve in such capacity.  The number of Trustees shall not be increased or decreased except with the written consent of at least two-thirds of the aggregate of (1) the Plan’s participants who are active directors, (2) the participants who are former directors but who are entitled to benefits under the Plan and (3) the beneficiaries of deceased participants who are entitled to benefits under the Plan (counting the multiple beneficiaries of a single participant as one beneficiary, whose consent is given only if a majority of such beneficiaries give their consent).  Upon any determination to increase the number of Trustees, or upon the removal or resignation of any Trustee, the vacancy or vacancies so created shall be filled by such qualified corporations as may be appointed by the Board of Directors of the Company and approved in writing by at least two-thirds of the aggregate of (1) the Plan’s participants who are active directors, (2) the participants who are former directors but who are entitled to benefits under the Plan and (3) the beneficiaries of deceased participants who are entitled to benefits under the Plan (counting the multiple beneficiaries of a single participant as one beneficiary, whose consent is given only if a majority of such beneficiaries give their consent).  If the Board of Directors of the Company fails to make such an appointment or the appointed corporation fails to receive the required written consent, and if there is no other Trustee then acting, a successor Trustee or Trustees shall be appointed by a court of competent jurisdiction.  Any such appointment shall be effective upon the acceptance thereof in writing by the qualified corporation so appointed and delivery of a signed copy of such acceptance to the Trustee then in office.

(b)           The Trustee, and any successor to any Trustee, may be removed by the Board of Directors of the Company at any time upon the receipt by the Board of Directors of the Company of the consent of at least two-thirds of the aggregate of (1) the Plan’s participants who are active directors, (2) the participants who are former directors but who are entitled to benefits under the Plan and (3) the beneficiaries of deceased participants who are entitled to benefits under the Plan (counting the multiple beneficiaries of a single participant as one beneficiary, whose consent is given only if a majority of such beneficiaries give their consent) to such removal and upon the giving of 30 days’ prior written notice to such Trustee and to any other Trustee then acting.  Such removal shall be effective on the date specified in such written notice; provided, that notice shall theretofore have been given to the Trustee of the appointment of a successor Trustee or Trustees in the manner hereinafter set forth.

(c)           The Trustee, and any successor to any Trustee, may resign as Trustee hereunder by filing with the Committee a written resignation which shall take effect 30 days after the date of such filing, unless prior thereto a successor Trustee or Trustees shall have been appointed.

(d)           All of the provisions set forth herein with respect to the Trustee shall relate to each successor Trustee so appointed with the same force and effect as if such successor Trustee originally had been named herein as a Trustee.

(e)           Upon the appointment of a successor Trustee, the removed or resigning Trustee shall transfer and deliver those assets of the Trust Fund in its possession or under its control to the remaining Trustee or Trustees, if any, or otherwise to the successor Trustee or Trustees, together with all such instruments of transfer, conveyance, assignment, and further assurance as the remaining or successor Trustee may reasonably require.  Any removed or resigning Trustee shall, at the request of the Committee, or may, in its own discretion, file with the Committee an account of its actions as Trustee.  The receipt and approval by the Committee of the final account of the removed or resigning Trustee shall be a full and complete acquittal and discharge from liability of such removed or resigning Trustee, and any successor Trustee shall have no liability whatsoever for the acts or omissions of any prior Trustee in which it did not participate.  If the Committee shall fail to express in writing its objections to any account delivered by any removed or resigning Trustee within six months from the date of receipt by the Committee of such account, such account shall be considered as approved by the Committee.

7.             AMENDMENT OF TRUST.  Effective January 1, 2003, Section 12 of the Agreement is amended to read in full as follows:

Section 12.  Amendment or Termination.

(a)           This Agreement may be amended at any time and from time to time upon the approval of the Board of Directors of the Company; provided, however, that no amendment shall be effective unless it has the written consent of all participants, all participants who are former directors but who are entitled to benefits under the Plan, and all beneficiaries of deceased participants who are entitled to benefits under the Plan.  (If a single participant has multiple beneficiaries, all of such beneficiaries shall be deemed to have consented if a majority of such beneficiaries consent, and none of such beneficiaries shall be deemed to have consented if less than a majority of such beneficiaries consent.)  In the event that all of the Plan’s participants and beneficiaries do not consent to a proposed amendment, such amendment shall not take effect but the Trust assets credited to the accounts of the consenting participants and beneficiaries shall be transferred to a separate trust established pursuant to an agreement that is identical to this Agreement in all respects except that it may include the proposed amendment.

(b)           The Trust shall not be terminated until such time as all of the Company’ obligations to make distributions pursuant to the Plan have been fully discharged unless all of the participants and beneficiaries who are entitled to benefits under the Plan consent in writing to an earlier termination.  (If a single participant has multiple beneficiaries, all of such beneficiaries shall be deemed to have consented if a majority of such beneficiaries consent, and none of such beneficiaries shall be deemed to have consented if less than a majority of such beneficiaries consent.)  If all of such participants and beneficiaries do not consent to an early termination, the Trust shall terminate only with respect to the consenting participants and beneficiaries but shall continue in effect with respect to the nonconsenting participants and beneficiaries.  Upon a termination or partial termination of the Trust, the Trust assets, if any, that remain in the accounts established for the consenting participants and beneficiaries shall be paid or distributed to the Company or its successors in interest.

*  *  *  *  *

IN WITNESS WHEREOF, TCF Financial and the Trustee have executed this instrument as of the date first written above.

TCF FINANCIAL CORPORATION

		By:	/s/Gregory J. Pulles
		Title:	Vice Chairman, General Counsel and
Secretary

[NO SEAL]

Attest:

By:	/s/ Diane O. Stockman
As its:	General Counsel for Corporate Affairs

THE FIRST NATIONAL BANK IN SIOUX FALLS

		By:	/s/ Dick J. Corcoran
		Title:	Executive Vice President

[NO SEAL]

Attest:

By:	/s/ Tom Mark
As its:	Vice President and Trust Officer